UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 12, 2011
NUANCE COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27038 (Commission File Number)	94-3156479 (IRS Employer Identification No.)
1 Wayside Road
Burlington, Massachusetts 01803
(Address of Principal Executive Offices)
(Zip Code)
Registrant’s telephone number, including area code: (781) 565-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Please refer to the disclosure under Item 5.02 below.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 8, 2010, Nuance Communications, Inc. (the “Company”) filed its definitive proxy statement relating to its annual meeting of stockholders to be held on January 20, 2011. In connection with its annual meeting, the Company’s Board of Directors recommended a vote approving an amendment to our 2000 Stock Plan (the “Plan”) increasing the shares available for issuance under the Plan by 7,500,000 shares. On January 12, 2011, the Company’s Board of Directors approved further amendments to the Plan to remove provisions permitting the Company to purchase outstanding stock options from participants in the Plan and clarify that the restriction in the Plan prohibiting the exchange or repricing of options or SARs without stockholder approval includes cash buyouts. A copy of the Plan, as amended, is attached as Exhibit 10.1 to this Current Report on Form 8-K. In addition, the Board has affirmed its commitment to pay-for-performance by announcing it will do the following for compensation awards granted following approval of the Plan amendment:
•	At least 50% of the equity awards granted under the Plan to the Company’s “named executive officers” as defined in the SEC rules will be performance-based equity awards that are earned or paid out based on the achievement of reasonable performance targets.

•	The performance criteria and goals measured and the difficulty of achievement will be disclosed in the proxy statement for each annual meeting of stockholders during the measurement period in accordance with applicable SEC regulations.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
10.1	2000 Stock Plan, as amended

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.
Date: January 12, 2011	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin
Chief Financial Officer

Exhibit Index
10.1	2000 Stock Plan, as amended